UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 4, 2008

IHOP Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15283	95-3038279
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 North Brand, Glendale, California	91203
(Address of Principal Executive Offices)	(Zip Code)

(818) 240-6055

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.                                    REGULATION FD DISCLOSURE.

On March 4, 2008, IHOP Corp. revised its estimate of non-cash interest expense for fiscal 2008 downwards to approximately $40 million. On February 27, 2008, IHOP Corp. hosted an investor conference call to discuss its fourth quarter and fiscal 2007 results as well as 2008 financial performance guidance and, during that call, IHOP Corp. disclosed that approximately $67 million of a projected $190 million of interest expense (excluding interest on capital leases) for fiscal 2008 would be non-cash interest expense. There was no change to the estimate of interest expense for fiscal 2008 of $190 million.

The preceding paragraph contains forward-looking statements provided by IHOP Corp. pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results to be materially different than those expressed. These factors include, but are not limited to the factors identified from time to time in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, especially the “Risk Factors” sections of Annual and Quarterly Reports on Forms 10-K and 10-Q. IHOP Corp. disclaims any intent or obligation to update this forward-looking information.

The information set forth in response to this item shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2008	IHOP CORP.

	By:	/s/ Thomas G. Conforti
Thomas G. Conforti
Chief Financial Officer (Principal
Financial Officer)